EXHIBIT 23.1

actpas.com
Arnett	101 Washington Street, East P.O. Box 2629 Charleston, WV 25329
Carbis
Toothman llp
CPAs & Advisors	304.346.0441 ¦ 304.346.8333
800.642.3601

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-212234) on Form S-8 of Energy Services of America Corporation of our report dated June 29, 2021, relating to our audit of the financial statements and supplemental schedules of Energy Services of America Staff 401(k) Retirement Savings Plan, which appears in this Annual Report on Form 11-K of Energy Services of America Staff 401(k) Retirement Savings Plan for the year ended December 31, 2020.

Charleston, West Virginia
June 29, 2021